Exhibit 99.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of 21st Century Insurance Group (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     - the Quarterly Report of the Company on Form 10-Q for the period ended March, 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     - the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:  May 14, 2003


 /s/ Bruce W. Marlow
---------------------------------------------
Bruce W. Marlow
President and Chief Executive Officer



 /s/ John M. Lorentz
---------------------------------------------
John M. Lorentz
Controller and Acting Chief Financial Officer
(Principal Accounting Officer and Acting Principal
Financial Officer)


A signed original of this written statement required be Section 906 has been provided to 21st Century Insurance Group and will be retained by 21st Century Insurance Group and furnished to the Securities and Exchange Commission or its staff upon request.


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